UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 20, 2009

WOLVERINE TUBE, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-12164	63-0970812
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Clinton Avenue West, Suite 1000 Huntsville, Alabama	35801
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (256) 353-1310

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Letter Agreement with Harold M. Karp

On August 20, 2009, Wolverine Tube, Inc. (the “Company”) entered into a letter agreement (the “Letter Agreement”) with Harold M. Karp, President and Chief Operating Officer, regarding a retention bonus of $100,000 to be provided to Mr. Karp in exchange for his commitment to remain employed by the Company in his current capacity and for his continued performance of his duties in a satisfactory manner through June 30, 2011.  Pursuant to the Letter Agreement, the retention bonus is payable to Mr. Karp in equal installments on August 31, 2009, March 31, 2010 and December 31, 2010.  In the event that Mr. Karp voluntarily leaves the Company prior to July 1, 2011 or is terminated for cause prior to that date, he is required to repay to the Company the entire retention bonus at the time his active employment ends.  The Letter Agreement expires on July 1, 2011.

The foregoing summary is qualified in its entirety by the full text of the Letter Agreement attached as Exhibit 10.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Letter Agreement between Wolverine Tube, Inc. and Harold M. Karp, dated August 20, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Dated: August 26, 2009

WOLVERINE TUBE, INC.

	By:	/s/ David A. Owen
David A. Owen
Senior Vice President,
Chief Financial Officer and
Secretary